Exhibit 99.1

Cipher Mining Purchases 7.1 EH/s of New Miners and Option to Purchase an Additional 8.7 EH/s of Latest Generation Miners from Bitmain

Purchases 7.1 EH/s of latest generation Bitmain T21 miners for $99.5 million, representing a unit price of $14/TH

Secures option to purchase up to an additional 8.7 EH/s at the same fixed price terms

Full purchase order and option would bring total hashrate in operation and under contract to 24.2 EH/s and overall potential fleet efficiency to 22.6 J/TH

Purchase order and option provides a path to the initial buildout at Black Pearl and other near-term expansion opportunities in 2024

NEW YORK, December 18, 2023 (GLOBE NEWSWIRE) - Cipher Mining Inc. (NASDAQ: CIFR) (“Cipher”), a leading developer and operator of bitcoin mining data centers, announced today that it has entered into an agreement with Bitmain to purchase 37,396 units of the latest generation Antminer T21 miners, representing 7.1 EH/s of self-mining capacity to be delivered in the first half of 2025. Cipher has also purchased the option to acquire an additional 45,706 miners, representing 8.7 EH/s in 2024.

Tyler Page, CEO of Cipher, commented, “We are very excited to continue our track record of investing opportunistically during lulls in the bitcoin mining cycle. By acquiring 7.1 EH/s of Bitmain’s T21 mining rigs, we can build out the first 135 MW at our newly acquired Black Pearl site. We also have an option to acquire up to an additional 8.7 EH/s of T21s in 2024. Cipher’s custom software and operations stack, combined with the attractive pricing dynamics in the ERCOT market, will allow us to fully utilize the unique qualities of the T21’s energy modes to maximize profits at Black Pearl. Furthermore, by locking in our price for mining rigs at a very attractive $14/TH, we are controlling our biggest potential capital expense and locking in favorable terms ahead of what we believe will be a bull market for bitcoin.”

“If we choose to exercise our full purchase option, we will have enough mining rigs for another 165MW of infrastructure. We are considering many near-term attractive opportunities for expansion with these rigs at sites in 2024, as well as the continued buildout of Black Pearl in 2025. By securing favorable pricing on rigs, we have now built the foundation for our massive upcoming expansion,” added Mr. Page.

	Total Hash Rate (EH/s)	Efficiency (J/TH)
Cipher's Current Operating Fleet	7.2	31.2
Cipher's Current & Contracted Fleet + Full Purchase Option	24.2	22.6

About Cipher

Cipher is an emerging technology company focused on the development and operation of bitcoin mining data centers. Cipher is dedicated to expanding and strengthening the Bitcoin network's critical infrastructure. Together with its diversely talented team and strategic partnerships, Cipher aims to be a market leader in bitcoin mining growth and innovation. To learn more about Cipher, please visit https://www.ciphermining.com/

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws of the United States. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements about our beliefs and expectations regarding our future results of operations and financial position, business strategy, timing and likelihood of success, potential expansion of or additional bitcoin mining data centers, expectations regarding the operations of mining centers, and management plans and objectives, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These forward-looking statements generally are identified by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “seeks,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “strategy,” “future,” “forecasts,” “opportunity,” “predicts,” “potential,” “would,” “will likely result,” “continue,” and similar expressions (including the negative versions of such words or expressions).

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Cipher and our management, are inherently uncertain. Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: volatility in the price of Cipher’s securities due to a variety of factors, including changes in the competitive and regulated industry in which Cipher operates, variations in performance across competitors, changes in laws and regulations affecting Cipher’s business, and the ability to implement business plans, forecasts, and other expectations and to identify and realize additional opportunities. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 14, 2023, and in Cipher’s subsequent filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Cipher assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Contact:

Josh Kane

Head of Investor Relations at Cipher Mining

josh.kane@ciphermining.com

Media Contact:

Ryan Dicovitsky / Kendal Till

Dukas Linden Public Relations

CipherMining@DLPR.com